EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of the report dated March 29, 1996 issued by Price Waterhouse with respect to the consolidated financial statements of Border Network Technologies Inc., included in the Annual Report (Form 10-K) of Secure Computing Corporation for the year ended December 31, 1997.




/s/ PricewaterhouseCoopers LLP




Chartered Accountants
Toronto, Canada
February 3, 1999